Consent of Independent Auditors


The Board of Directors
Ace Hardware Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Opinion of Experts".


                            KPMG Peat Marwick, LLP

Chicago, Illinois
March 10, 1997